Exhibit 4.1

NEVADA
RFC-_____	_________

RENEWABLE FUEL CORP

COMMON STOCK

SEE RESTRICTIVE LEGEND ON REVERSE

____________________________[SHAREHOLDER]

________________________________________ [NUMBER OF SHARES]-----------

RENEWABLE FUEL CORP

Kuala Lumpur, Malaysia
__________[DATE]	_____, [MONTH]	20__ [YEAR]

Richard S. Henderson, President	William VanVliet, CEO
$0.0001
par value

_________ RENEWABLE FUEL CORP a Nevada corporation _______________ ________, 20___

NEITHER THESE SECURITIES NOR ANY SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND /OR RIGHTS.